HEIN + ASSOCIATES LLP
Certified Public Accountants & Consultants with offices in Denver, Houston, Dallas and Los Angeles

717 Seventeenth Street, Suite 1600
Denver, CO  80202-3330
Phone:  (303) 298-9600
Fax:    (303) 298-8118


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the registration statement of Foreland Corporation on Form S-8 of our report dated March 14, 1997, on our audits of the consolidated financial statements of Foreland Corporation, as of December 31, 1995 and 1996, and for each of the three-year period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.


/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
January 19, 1998